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                                                                    Exhibit 10.2


            AMENDMENT NO. 3 TO INTERCARRIER ROAMER SERVICE AGREEMENT


               AMENDMENT NO. 3 TO INTERCARRIER ROAMER SERVICE AGREEMENT ("Amendment No. 3") dated as of April 4, 2002, by and between AT&T Wireless Services, Inc., a Delaware corporation, on behalf of itself and its Affiliates (as hereinafter defined) (individually and collectively, "AT&T") for the markets listed on Schedule 1 to the Roamer Agreement (as hereinafter defined), and Triton PCS Operating Company L.L.C., a Delaware limited liability company, on behalf of itself and its Affiliates (individually and collectively, the "Company") for the markets listed on Schedule 2 to the Roamer Agreement. Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the Roamer Agreement.

               WHEREAS, AT&T and the Company are party to that certain Intercarrier Roamer Service Agreement, dated as of February 4, 1998, as amended (the "Roamer Agreement"), pursuant to which each of AT&T and the Company made arrangements to facilitate the provision of, among other things, voice and voice-related mobile wireless radio telephone service to the customers of the other Party, while such customers are using the wireless radio telephone facilities of such Party, and set forth certain roaming charges in respect thereof;


               WHEREAS AT&T Wireless PCS LLC (an Affiliate of AT&T, "AT&T PCS"), Triton PCS License Company L.L.C. (an Affiliate of the Company, "Triton License Company") and Triton PCS Holdings, Inc. (an Affiliate of the Company) are parties to that certain Exchange and Acquisition Agreement, dated as of November 15, 2001 (the "Exchange and Acquisition Agreement"), pursuant to which, among other things, effective upon the closing of the transactions contemplated by the Exchange and Acquisition Agreement (the "Exchange and Acquisition Closing"), Triton License Company will acquire from AT&T PCS a 20 MHz A Block PCS license covering the entirety of Bulloch and Screven Counties, Georgia (the "Assigned Atlanta License"), as more fully described, and upon the terms set forth, therein; and

               WHEREAS, pursuant to the Exchange and Acquisition Agreement it was agreed, and the Company and AT&T PCS desire, that, effective upon the Exchange and Acquisition Closing (which is occurring as of the date hereof),
Schedule 2 and Exhibit A to the Roamer Agreement be amended to include Bulloch and Screven Counties, Georgia.

               NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

               1. Amendments. From and after the date hereof, without any further action on the part of the parties hereto, the following amendment to the Roamer Agreement shall be effective and in full force and effect:

               (i) Schedule 2 to the Roamer Agreement shall be amended to include Bulloch and Screven Counties, Georgia in the Triton market for the Savannah, Georgia BTA set forth in Item IV therein.
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               2. Severability of Provisions. Any provision of this Amendment
No. 3 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               3. Agreement to Remain in Full Force and Effect. This Amendment No. 3 shall be deemed to be an amendment to the Roamer Agreement. All references to the Roamer Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Roamer Agreement as amended hereby. Except as amended hereby, the Roamer Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

               4. Heading. The headings in this Amendment No. 3 are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 3 or any provision thereof.

               5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


               6. Governing Law. The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflicts within the terms of the Dispute Resolution provision set forth in Section 14.6 of the Roamer Agreement, shall govern all other substantive matters pertaining to the interpretation and enforcement and the other terms of this Amendment No. 3 with respect to any Dispute.

                            [Signature Page Follows]



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  [Signature Page to Amendment No. 3 to Intercarrier Roamer Service Agreement]

Executed as of the date first written above.


AT&T WIRELESS SERVICES, INC.        TRITON PCS OPERATING COMPANY L.L.C.
                                    By: Triton Management Company, Inc.,
                                        its Manager


By:  /s/Joseph E. Stumpf            By:   /s/David D. Clark
   ---------------------------           ---------------------------------------
     Name: Joseph E. Stumpf              Name:  David D. Clark
     Title: Vice President               Title: Executive Vice President & Chief
                                                Financial Officer


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